Exhibit 10.4

                          ALLSTATE FEDERAL SAVINGS BANK
                    CASH MANAGEMENT SERVICES MASTER AGREEMENT


This AGREEMENT is made as of March 16, 1999 between ALLSTATE INSURANCE COMPANY ("Customer"), operating under tax identification number 36-0719665 and having its principal place of business at 2775 Sanders Road, Northbrook, IL 60062, and ALLSTATE FEDERAL SAVINGS BANK, a Federal savings association ("AFSB"), having its principal place of business at 2775 Sanders Road, Northbrook, IL 60062.

         Section 1. Description of Cash Management Services. Subject to the provisions of this Agreement, AFSB agrees to provide the products and services (the "Services") described in Service Supplements (the "Supplements") which are entered into by Customer and AFSB. All references to the term "Agreement" will include all supplements unless otherwise stated. Each Service is subject to the provisions of this Agreement and the Supplement applicable to such Service. When provisions of a Supplement are inconsistent with the provisions of this Agreement, the provisions of the Supplement will apply to the Service covered by that Supplement.

         Section 2. Fees. The Customer agrees to pay AFSB fees for each Service which will be calculated according to AFSB current fee schedule attached hereto as then in effect. The Customer's payment of fees will be in accordance with the terms of this Agreement. AFSB may amend all fees for Services from time to time upon thirty (30) days' written notice to the Customer.

         Section 3.        Funds Transfers.

                  a) All credits to the Customer's accounts for funds transfers which AFSB receives are provisional until AFSB receives final settlement for the funds according to the rules of the funds transfer system by which such funds have been transmitted. The Customer acknowledges and agrees that AFSB is entitled to a refund of the amount credited to the Customer's account for a transfer if AFSB does not receive final settlement, or if such transfer has been credited in error to the Customer's account.

                  (b) The periodic statements provided to the Customer by AFSB will notify the Customer of funds transfer payments received by AFSB for credit to the Customer's accounts at AFSB, including wire transfers, ACH credit entries and internal AFSB transfers. The Customer is hereby notified and agrees that AFSB shall not be required to provide any other notice to the Customer of such receipt of payments.

                  (c) AFSB is not responsible for detecting errors in any payment order issued by the Customer or any other person. The Customer is responsible for the contents of each funds transfer payment order which the Customer sends to AFSB. AFSB may rely on the information contained in any payment order, including the identifying number of any intermediary bank or beneficiary's bank, even if such number does not correspond to the bank identified by name. The beneficiary's bank and any intermediary bank may rely on the beneficiary's account number specified in any payment order originated by the Customer, even if such number does not correspond to the person or account identified by name.

         Section 4. Electronic Communication and Related Software. Some Services allow the Customer to electronically (a) receive information about the balance of, or transactional activity in, the Customer's accounts at AFSB or its affiliates, (b) issue payment orders or other instructions regarding Services or its accounts at AFSB or its affiliates, and (c) initiate certain electronic transactions. Account balances change on a frequent basis, and account information provided electronically to the Customer is subject to updating, verification, and correction. Accordingly, AFSB assumes no responsibility for the reliance by the Customer on such electronically communicated information which is subsequently updated or corrected. If AFSB furnishes computer software to the Customer in connection with any Services, AFSB warrants to the Customer that on the day such software is delivered or installed by AFSB, it performs substantially according to the detailed specifications that accompany such software. If the Customer discovers that such software does not perform properly, the Customer shall report it promptly and AFSB will repair or replace the software as promptly as practicable. This is the customer's exclusive remedy if such software fails to perform according to this limited warranty. AFSB may recommend certain hardware for use by the Customer in connection with the Services, but AFSB makes no representations or warranties with respect to that hardware.

         Section 5. Vendors. Any third party servicer or vendor hired by the Customer in connection with any Service ("Vendor") shall be the Customer's agent and the Customer will be liable for (a) any Vendor's failure to comply with any security procedures or operating requirements relating to the applicable Service, (b) all fees, costs and expenses owed to each Vendor for its services on behalf of the Customer, and (c) any claims, damages, costs and expenses incurred as a result of any Vendor's failure to perform, or delay or error in performing its services on behalf of the Customer.

         Section 6. Limits an Liability and Force Majeure. AFSB's liability to the Customer for any loss or damage arising from or relating to this Agreement or any of the Services, regardless of the form of action, shall be limited to direct losses attributable to AFSB's gross negligence or willful misconduct, and in no event shall AFSB be liable far any indirect consequential or special damages. Neither the Customer nor AFSB shall incur any liability for any failure or delay in carrying out any of its obligations under this Agreement if failure or delay results from such party's acting in accordance with applicable laws, regulations or rules or from acts of God, strike or stoppage of labor, power failure, equipment failure, adverse weather conditions or any other cause beyond such party's control. AFSB shall have no responsibility and shall incur no liability for any act or failure to act by any other financial institution or any other third party.

         Section 7. Indemnities. The Customer agrees to indemnify and hold AFSB and AFSB's agents harmless from and against any and all actions, claims, demands, loss, liability or expenses whatsoever, including attorneys' fees and court costs, resulting directly or indirectly from (i) the Customer's breach of any of its representations, warranties or covenants under this Agreement, (ii) AFSB's actions or omissions in connection with Services under this Agreement unless such actions or omissions are determined to result from AFSB's gross negligence or willful misconduct, and (iii) the failure, error, or delay by any Vendor (as defined in Section 5) in performing its services for the Customer. The fees payable by the Customer to AFSB for the Services are net of any sales, use, value added excise or similar taxes, and the Customer shall be responsible for the payment of any such taxes. This Section shall survive the termination of this Agreement.

         Section 8. Representations and Warranties.

         (a) In addition to any representations and warranties in the Supplements, the Customer represents and warrants that (i) this Agreement and each Supplement have been authorized by all necessary corporate and governmental action and do not violate any provision of law or of the Customer's charter or by-laws or any other agreement binding upon the Customer, and (ii) the persons signing this Agreement and the Supplements on behalf of the Customer are authorized to do so.

                  (b) AFSB represents and warrants that (i) this Agreement and each Supplement have been authorized by all necessary corporate and governmental action and do not violate any provision of law or of AFSB's charter or by-laws or any other agreement binding upon AFSB, and
         (ii) the persons signing this Agreement and the Supplements on behalf of AFSB are authorized to do so. AFSB MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, OF ANY KIND WITH RESPECT TO ANY SERVICE OR AFSB's PERFORMANCE OF SERVICES UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY PROVIDED FOR IN A SUPPLEMENT. NO DESCRIPTIONS OR SPECIFICATIONS, WHETHER OR NOT INCORPORATED INTO ANY SUPPLEMENT, SHALL CONSTITUTE REPRESENTATIONS OR WARRANTIES OF ANY KIND.

         Section 9. Confidentiality. The Customer agrees to safeguard all information relating to the security procedures for the Services, including, without limitation, personal identification numbers, codes and passwords used in connection with the security procedures. The Customer agrees that such information will not be disclosed to anyone other than the Customer's employees who the Customer reasonably believes need to have such information, and the Customer agrees to establish appropriate internal policies to ensure such information will be treated as confidential among the Customer's employees and between the Customer and third parties. This Section will survive termination of this Agreement.

         Section 10.       Termination

                  (a) This Agreement will continue in full force and effect until all Services have been terminated. Any Service may be terminated at any time by either party upon at least thirty (30) days' prior written notice to the other party. Only the Service(s) specified in such notice will be terminated, and no other Services will be affected.

                  (b) AFSB may terminate this Agreement or any or all Services immediately in the event of (i) Customer's breach of a material obligation under this Agreement, (ii) Customer's insolvency, receivership or voluntary or involuntary bankruptcy, or the institution of any proceeding therefor, or any assignment for the benefit of the Customer's creditors, or if in the opinion of AFSB the financial condition of the Customer has become impaired, or (iii) the Customer's default under any agreement or instrument relating to indebtedness owed by the Customer to AFSB, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of such indebtedness. Even if this Agreement or any or all Services are terminated under this subsection, this Agreement shall continue in full force and effect as to all transactions that AFSB began processing before such termination.

                  (c) Upon termination of any or all Services under this Agreement, all computer software licenses granted by AFSB to the Customer with respect to those terminated Services under the applicable Supplements shall automatically terminate. The Customer shall immediately return to AFSB the original and all copies made of all computer software programs licensed by AFSB to the Customer and all other documentation or materials provided to the Customer by AFSB in connection with the terminated Services, and the Customer shall promptly pay to AFSB all sums due or to become due under this Agreement relating to such Services which accrued prior to the date of termination.

         Section 11. Notices. Except as may be otherwise specified in a Supplement, all notices and other communications by the Customer or AFSB relating to this Agreement generally shall be in writing and, if to the Customer, addressed to the Customer's primary mailing address as shown on AFSB's records, and if to AFSB, addressed to 2775 Sanders Road, Northbrook, IL 60062, or at such other address as AFSB may specify in writing. Any notice or communication to AFSB will be effective when AFSB has actually received, and has had a reasonable time to act on, any such notice. Any notice or communication to the Customer will be effective either on the date it is actually received or 3 days after it was mailed by first class certified or registered mail, return receipt requested and addressed as provided in this Section (or to such other address the Customer may specify in writing), whichever is earlier.



         Section 12.       Miscellaneous.

                  (a) This Agreement (including the Supplements) constitutes the entire agreement of the Customer and AFSB and with respect to the Services (except as otherwise expressly provided in this Agreement or a Supplement), and supersedes and replaces any previously made proposals, representations, warranties or agreements, express or implied, either oral or in writing, between the parties. The Customer agrees that the mutual rights and duties of the parties under this Agreement shall also be governed by the terms and conditions applicable to the Customer's deposit accounts at AFSB, except that in the event of any conflict between this Agreement and such terms and conditions, the provisions of this Agreement will control.

                  (b) AFSB may amend this Agreement by written notice to the Customer. Any amendment to this Agreement will be effective 30 days after notice of such amendment is sent to the Customer in accordance with Section 11, unless the Customer notifies AFSB in writing within that 30-day period of the Customer's unwillingness to be bound by the amendment. If the Customer is unwilling to be bound by the amendment, either party may terminate this Agreement for any or all Services as provided in Section 10. AFSB may amend the operating instructions for any Service by written notice to the Customer, which amendment will be effective at the time provided in Section 11 above, provided, however, that AFSB will endeavor to give the Customer prior written notice of amendments to operating policies or procedures when practicable.

                  (c) The Customer may not assign this Agreement without AFSB's prior written consent. AFSB may not assign this Agreement without the Customer's prior written consent, except that AFSB may assign this Agreement, in whole or in part, without such consent to any subsidiary or affiliate of AFSB.

                  (d) No party's failure or delay in exercising any right or remedy under this Agreement will operate as a waiver of such right or remedy, and no single or partial exercise by a party of any right or remedy under this Agreement will preclude any additional or further exercise of such right or remedy or the exercise of any other right.

                  (e) Even if a provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the other provisions of this Agreement will not be affected or impaired by such holding.

                  (f) This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective legal representatives, successors and assigns. This Agreement is not for the benefit of any other person, and no other person shall have any right against the Customer or AFSB under this Agreement.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The Customer hereby irrevocably consents and submits to the jurisdiction of any State Court of Illinois, or the United States District Court for the Northern District of Illinois and the Customer waives any and all objections which it may have to venue in such courts or the issuance of service of process in any such proceedings. The Customer agrees that any legal action or proceeding with respect to this Agreement, whether instituted by AFSB or the Customer will be commenced in such courts. AFSB and the Customer each irrevocably waives any right to trial by jury in any proceeding relating to this Agreement.

                                                              NOTE:  If required by resolution, a second
--------------------------------------------
                                                              officer must sign below
ALLSTATE INSURANCE COMPANY

Signed:    /s/ James P. Zils                                            Signed:  /s/ Nancy M. Bufalino
           -----------------                                                    ---------------------

By:        James P. Zils                                        By:      Nancy M. Bufalino

Its:       Treasurer                                            Its:     Assistant Treasurer


ALLSTATE FEDERAL SAVINGS BANK

Signed:    /s/ Thomas W. Buckley

By:        Thomas W. Buckley

Its:       President/CEO

Date:      3/25/99


                          ALLSTATE FEDERAL SAVINGS BANK
                            CORPORATE BILLING POLICY
                            (Effective July 1, 1998)


Accounts are analyzed on a monthly basis to determine the net excess/deficit allowance. The basis for the net excess/deficit allowance is the monthly Account Analysis Statement. The net excess/deficit allowance is determined by taking the earning allowance less total service charges. A net deficit position will result in an amount owed to Allstate Federal Savings Bank. Payment of the deficit amount will occur according to the following guidelines:

SETTLEMENT CYCLE OPTIONS

The standard settlement cycle is monthly and the standard payment method is a direct debit against the client's account. Options exist for a quarterly billing cycle and receipt of a bill versus a direct debit.

EXCESS COMPENSATION POSITION

An excess position on the Account Analysis Statement will result in no bill or direct debit for the current settlement cycle. Carryover of an excess compensation position is not permitted from one settlement cycle to another. If the settlement cycle is quarterly, an excess compensation position in any month can be used to offset a deficit compensation position for any other month within that quarter. The billing year ends on December 31. Carryover of an excess is not permitted from one calendar year to another.

PAYMENT TERMS FOR BILLED ACCOUNTS

The bill is Payable Upon Receipt. If payment is not received within the number of days specified on the bill, a debit for the bill amount will be charged against the client's Key account as identified on the bill. If the Key account is closed, another account within the relationship will be charged. This debit will be clearly identified on the checking account statement as a Balance Deficiency Charge.

Any additional terms of non-payment are contained on the bill.

CLIENT RESPONSIBILITIES

It is the client's responsibility to review the monthly account analysis statement for accuracy. If a discrepancy is identified, the client has 30 days after generation of the analysis statement or the bill, to notify the bank of a dispute. Failure to notify the bank within the above time frame means the client agrees with the results shown on the Account Analysis Statement, including the net excess/deficit allowance.

Inquiries regarding the Corporate Billing Policy, Account Analysis results, or the billed amount should be referred to your Relationship Manger.

NOTE: No earnings allowance to pay for services occurs on Interest Bearing Accounts since interest is paid on these accounts.

                          ALLSTATE FEDERAL SAVINGS BANK
                        CASH MANAGER CONCENTRATION MODULE

                               SECURITY PROCEDURES

SERVICE DESCRIPTION

This Service enables the Customer to initiate Entries between its own Allstate Federal Savings Bank ("AFSB") account and its own or third-party accounts at other banks. AFSB is the "originating" Bank, and the other banks are "receiving" banks. For "on-us" Entries, AFSB is both the originating and receiving bank. The Entries can be ACH Credits (disbursements) to be paid from the Customer's AFSB account, or ACH Debits (collections) for deposit to the Customer's AFSB account. For a receiving bank not eligible to receive an ACH Debit, a paper depository transfer check call be prepared for deposit to the Customer's AFSB account. All bank accounts must be corporate business accounts and not consumer accounts.

The AFSB Cash Manager Concentration Module is used for repetitive Entries only, using the location number which AFSB establishes for each receiving bank account during setup. Each location will be set up to initiate a collection Entry only or a disbursement Entry only. The Customer can access the system by one or more of the following methods. Security procedures apply to each method, as described in this Appendix. Access methods are:

o PC or terminal input direct to the AFSB Cash Manager system.
o Telephone "touch tone" deposit reporting input.
o Telephone voice deposit reporting instructions.

To initiate an Entry, the Customer inputs or reports Entry Data comprised of a location number and an associated dollar amount, which is processed by AFSB's Computer systems to originate the collection or disbursement Entry. A PC or terminal Customer can also use location numbers to produce various historical transaction reports for its accounts.

The procedures described in this Appendix are a Security Procedure to be used by AFSB to verify the authenticity of input to the Concentration Module in the name of the Customer.

SERVICE SETUP SECURITY PROCEDURES

An Officer(s) authorized by the Customer's corporate resolution on file at AFSB Bank to designate an individual(s) to originate or arrange funds transfers, will specify a person to be the "Designated Contact" to receive all confidential codes and passwords from AFSB. The Designated Contact will issue specific instructions to AFSB for each location to be established, including receiving bank routing number, account number at that bank, and collection or disbursement function for Entries to be originated using that location. The Designated contact will also issue instructions to AFSB for each location to be deleted. Such instructions will be submitted in writing in a form acceptable to AFSB.

In addition to the Designated Contact, the officer(s) authorized by the Customer's corporate resolution may authorize one or more other persons to facilitate ongoing Service operation:

"Operations Contact" for ongoing Service administration, including:

o    to send Entry Data to AFSB
o    to call AFSB with any deletions to Entry Data reversals of Entries
o    to be called by AFSB for Service-related problem resolution.

Such authorization of the Designated Contact and any other persons will be submitted in writing to AFSB in a form acceptable to AFSB. Only the Designated Contact will be authorized to issue new Service instructions to AFSB, or change existing Service instructions. The Designated Contact will be authorized to perform all functions, even if additional persons are specified to serve as the Operations Contact.

AFSB personnel will set up the Service acting upon instructions received from the Designated Contact. Instructions for Service usage, principally consisting of a service guide, instruction cards, identification codes, passwords, company numbers and location numbers, are sent to the Designated Contact for distribution to the personnel who will use the Service. At each stage of setup, AFSB will treat all Customer information as confidential and handle such information in a secure manner. After delivery by the Bank, the Customer's Designated Contact and other Customer personnel shall treat all service guides, instruction cards, identification codes, passwords, company numbers and location numbers in a confidential and secure manner.

SERVICE OPERATION SECURITY PROCEDURES

PC or Terminal Dialup - this access method employs a dual-level identification code and password security procedure. A "Customer Identification Code" and a password are issued for the Customer at the company-wide level. An additional "Operator Identification Code" and password is issued for each Service user. The number of such Operator Identification Codes is specified by the Customer, and such Operator Identification Codes are assigned by AFSB for the convenience of the Customer, and AFSB does not assign such Operator Identification Codes to specific Customer employees or other individuals.

The Customer calls into the Bank's telecommunications network provider, and enters the Customer Identification Code and password, followed by the Operator Identification Code and password. If these codes are accepted by the Bank's system, and if the Concentration Module is established for that Operator Identification Code, the Customer gains access to the Service. The Customer is prompted for location code and dollar amount Entry Data. The Customer can also obtain historical transaction information reporting.

Any individual who gains access to the Service using the Customer's Identification Codes and passwords, and using the Customer's location numbers, can initiate Entries for any and all of the Customer's locations. AFSB cannot restrict an Identification Code to usage of only part of the Service. THE CUSTOMER MUST CONTROL INDIVIDUAL ACCESS TO IDENTIFICATION CODES, PASSWORDS AND LOCATION NUMBERS. AFSB shall conclusively presume that all Entry Data input data the Concentration Module, using such Identification Codes and passwords, as having been made by a person authorized to initiate Entries, and AFSB will regard Entry Data input by such a person as being a funds transfer instruction authorized by the Customer.

Telephone "Touch-Tone" - the Customer calls the Bank's service bureau and follows an audio response script provided by AFSB. The Customer inputs Entry Data comprised of a Company Number and Identification Number issued by AFSB, and a dollar amount. This access method restricts the Customer to initiating an Entry for the single location identified by the Company Number and Identification Number. Each Customer location set up for this access method will also be set up for the Telephone Voice access method. as described below, to provide a back-up procedure if the audio response system should not be available.

Telephone Voice Reporting - the Customer calls AFSB's service bureau and follows a conversation script provided by AFSB. The Customer reports Entry Data to the operator, comprised of a Company Number and Identification Number issued by AFSB, and a dollar amount. This access method restricts the Customer to initiating an Entry for the single location identified by the Company Number and Identification Number.

AFSB shall conclusively presume that any caller to the Bank's Concentration Module service bureau, possessing the appropriate Company Number and Identification Number for a location, is authorized to initiate Entries, and AFSB will regard Entry Data from such a caller as being a funds transfer instruction authorized by the Customer.



AMENDMENT OR CANCELLATION SECURITY PROCEDURES

Irrespective of the input method used, AFSB's standard procedure is to issue to the Customer at least one set of Identification Codes and passwords enabling the Customer to access the Service via PC or terminal. This permits the Customer to review today's Entry Data, and change or cancel today's Entry Data for any of the Customer's locations, at the Customer's discretion, up to a pre-established deadline time. THE CUSTOMER MUST CONTROL INDIVIDUAL ACCESS TO IDENTIFICATION CODES, PASSWORDS AND LOCATION NUMBERS.

                          ALLSTATE FEDERAL SAVINGS BANK

             Appendix To ACH Origination Payment Service Supplement

                             ACH SECURITY PROCEDURES

The security procedures are to verify the authenticity of Entry Data delivered in the Customer's name to AFSB. The security procedures are not used to detect an error in the transmission, delivery, or content of the Entry Data.

The security procedure which AFSB recommends as commercially reasonable for the origination of ACH transactions is the Computer Transmission of Entry Data files to AFSB, containing Customer Identification Codes and passwords assigned by AFSB. AFSB also requires confirmation of each Entry Data entry file, and recommends the electronic acknowledgment confirmation sent by AFSB to the Customer.

These security procedures are more fully described in the remainder of this document.

SERVICE DESCRIPTION

The Service is being provided to the Customer to facilitate the regular collection or disbursement of payments, whereby the Customer initiates Entries between its own AFSB account and its own or third party accounts at AFSB or at other banks. The Customer delivers Entry Data to AFSB for processing, and based on that Entry Data, AFSB will create electronic credits or debits (credit or debit Entries) to be submitted for Settlement to the Automated Clearing House
(ACH) network.

The Customer must comply with all the requirements of the National Automated Clearing House Association (NACHA), including the format specifications for processing Entries through the ACH system. The Customer must deliver the Entry Data to AFSB in the required format as specified by AFSB, including any identification numbers and passwords required for a security procedure. If payments represent consumer transactions, then prenotification my be required. Corporate transactions do not require prenotification. It is the Customer's responsibility to comply with any prenotification requirement.

SERVICE SETUP

The Customer contracts with AFSB to originate or arrange funds transfers on its behalf. AFSB acts upon the instructions from the persons who are authorized to act for the Customer (by resolution, agreement or course of dealing) to set-up and utilize this Service, including all testing, operations, implementation and support not limited to the following:

o    Submit test Entry Data and receive and verify test results.
o    Send Entry Data to AFSB
o    Confirm with AFSB Entry Data Control Totals
o    Call  AFSB with any  deletions  to Entry  Data or  reversals  of  Entries
o    Resolve service-related problems.

AFSB will treat all Customer information as confidential and handle such information in a secure manner. AFSB personnel set up the Service acting upon instructions from the Customer. AFSB delivers to the Customer the Identification Code, passwords, instructions, reports, and any information related to the Service for distribution to the Customer personnel involved in using the Service. This Information is under the control of the Customer and must be treated by Customer personnel in a confidential and secure manner. In particular, identification codes required for a security procedure must be restricted to persons using the Service.

SERVICE OPERATION

AFSB presumes that the Customer will restrict access to the Identification Codes and passwords to only those individuals using the Service, and that those individuals in possession of the Identification Codes and passwords are authorized to act on the Customer's behalf to submit Entry Data and give other instructions. If at any time the Customer determines that its Identification Codes or passwords have been compromised, AFSB should be contacted immediately to assist in changing the affected Identification Codes or passwords.

SUBMISSION OF ENTRY DATA

1. Computer Transmission: AFSB's communication system identifies the Customer by verifying the Identification Codes and passwords which have been previously established for the Customer. The ACH processing system further interrogates the File/Batch Header Identification Codes to verify that the Customer's file is authorized for processing. AFSB shall conclusively presume that all Entry Data using such Identification Codes have been submitted by a person authorized to initiate Entries, and AFSB will regard that Entry Data as being a funds transfer instruction authorized by the Customer.

2. Tape Delivery: AFSB does not regard the delivery of Entry Data on tape as a commercially reasonable security procedure. If the Customer uses Tape Delivery, then AFSB will inform the Customer of limited security procedures used by some other customers for tape delivery and Customer may choose to use such a procedure. If AFSB accepts such Entry Data or funds transfer instruction in good faith, then the Customer agrees to be bound by such Entry Data or funds transfer instruction, whether or not authorized, and the Customer will be deemed to have refused the security procedures that AFSB offers and recommends as commercially reasonable.

CONFIRMATION PROCEDURES

Following submission of Entry Data, AFSB requires that each Entry Data file be confirmed by the Customer. AFSB recommends the Automated Acknowledgment Confirmation procedure.

If a Customer currently using the Manual Confirmation procedure desires to convert to the recommended Automated Acknowledgment Confirmation procedure, the Customer should request setup information and assistance by calling its assigned AFSB Product Marketing Representative or Implementation Coordinator.

1. Automated Acknowledgment Confirmation Procedure: AFSB calls the Customer at a telephone number specified in advance by the Customer during service setup. AFSB then transmits control total information from the Customer Entry Data which AFSB has received. The information may be delivered to the Customer as either a data transmission or a telecopy, or both. If the Customer elects to receive a telecopy to their designated number, it is the Customer's responsibiliry to ensure that the receiving telecopy ("fax") machine is maintained in good working order and in a secure location. The Bank recommends that the Customer protect the confidentiality of the information delivered by either data transmission or fax.

o For both data transmission and telecopy, the Customer will verify the control total information received from AFSB. The Customer is responsible for reviewing the confirmation to authenticate the funds transfer instruction submitted to AFSB in the Customer's name:

o If the acknowledgment confirmation does not contain funds transfer instructions subrnitted by the Customer, or if the Customer detects an error in the funds transfer instructions, the Customer is responsible for notifying AFSB.

o If the Customer has submitted an Entry Data file to AFSB and has not received an acknowledgment confirmation within the usual and expected time frame, the Customer is responsible for notifying AFSB of non-receipt.

o If the Customer receives an acknowledgment confirmation and has not submitted an Entry Data file to AFSB, the Customer is responsible for notifying AFSB.

In each circumstance, AFSB recommends and urges the Customer to notify AFSB immediately of the exception condition detected by the Customer.

A correct acknowledgment confirmation does not require any response from the Customer. AFSB will presume that by NOT receiving a response from the Customer, that the Customer has verified the correctness of the control total information, and AFSB will proceed with normal ACH processing.

2.       Manual Confirmation Procedure:
         ------------------------------

If the Customer declines the recommended Automated  Acknowledgment  Confirmation
security  procedure,   then  the  Customer  will  use  the  Manual  Confirmation
procedure:

   o The Customer will call AFSB at the time of transmission of the Entry Data file, or promptly following transmission of the Entry Data file.

   o The Customer will provide file control total information from the Entry Data file submitted to AFSB. This information consists of the dollar value of the payments, intended settlement date(s) and the number of payment transactions. This information will be captured by the Bank, on a recorded telephone line.

   o AFSB compares the Entry Data File totals with the information received from the Customer. If the Customer information matches, AFSB will perform normal ACH processing. If the Customer information does not match, AFSB will notify the Customer and suspend file processing until the Customer resolves the inconsistency between the Entry Data File AFSB received and the control total information provided by the Customer.

CANCELLATION OR REVERSAL OF ENTRY DATA

The following Security Procedure applies to Customer instructions to Entry Data not yet released to the ACH, or to reverse Entries already completed and released to the ACH:

If the Customer wishes to perform a deletion or reversal, the Customer contacts AFSB ACH operations, at the telephone number specified during the service setup, to initiate the transaction request. The Customer provides AFSB with the appropriate information to complete the request. AFSB will verify, by comparison to the Entry Data File, the deletion or reversal request received from the Customer. If the information does not match the original Customer Entry Data, AFSB will contact the Customer to resolve the problem prior to processing the request. This information is captured on recorded telephone line. Note: This; procedure does nor allow for the addition of new transactions, It only allows for the deletion or reversal of transactions previously received.

                                   ACH Pricing

                          Allstate Federal Savings Bank




                                                                                                    Price per
Pricing Categories                                                                                     Unit

DEBIT/CREDIT MEMO:                                                                                    $  .75

ACH Return Item                                                                                       $  .25

ACH Receiver File                                                                                     $15.00

ACH Collections/Credits Originated:  Less than 1,000,000 items per month                              $0.034

ACH Collections/Credits Originated:  Over 1,000,000 items per month                                  $0.0325

Regular Billing Deadline or Premium Surcharge (late delivery)                                         $ 0.01

ACH CCD/PPD Addenda Origination                                                                       $ 0.02

ACH Pre-Authorized Check Surcharge                                                                    $ 0.25

Monthly Account Maintenance                                                                          $ 17.50

ACH Deletes-Reversals                                                                                 $ 7.50

Auto Wire-Outgoing Repetitive                                                                         $ 7.00

Auto Wire-Book Repetitive                                                                             $ 2.50

Manual Outgoing Wire                                                                                  $15.00

Manual Wire-Book Non-Repetitive                                                                       $ 5.00

Domestic Wire Incoming                                                                                $ 6.00

                                                                                             January 13, 1999


Exhibit 10.5



                                Amendment No. 1
                                     to the
                    Cash Management Services Master Agreement
                                     between
                                  Allstate Bank
                                       and
                           Allstate Insurance Company

This AMENDMENT No. 1 (the "Amendment") is made and entered into this 5th day of January 2001 by and among Allstate Bank (formerly Allstate Federal Savings Bank, herein the "Bank"), Allstate Insurance Company (herein "AIC"), Allstate Life Insurance Company (herein "ALIC"), Lincoln Benefit Life Company (herein "LBL") and American Heritage Life Insurance Company (herein "AHL").

WHEREAS, Bank and AIC are parties to a Cash Management Services Master Agreement dated March 16, 1999, ("the Agreement"); and

WHEREAS, the parties desire to amend the Agreement to add additional parties to include ALIC, LBL and AHL;

NOW THEREFORE, the parties agree that the Agreement shall hereby be amended as follows:

1. The definition of "Customer" in the first paragraph of the Agreement shall include ALIC, LBL and AHL in addition to AIC.

2.   Section 1 is amended to include the following:

          Separate Supplements will be developed for each entity that is a Customer. Customer and Bank further agree to comply with the ACH
          Security Procedures which are attached to this Agreement and incorporated herein.

3.   Section 8(a) is amended by adding the following:

               (iii) Customer will perform its obligations under this Agreement in accordance with, and will be bound by, all applicable laws and regulations, including the rules of the National Automated Clearing House Network ("NACHA Rules"); (iv) Customer will transmit entries to Bank to the location(s) and in compliance with the formatting and other requirements set forth in the applicable Supplement attached to this Agreement; (v) each party shown on an entry received by Bank from Customer has authorized the initiation and posting of such entry to its account in the amount and the effective entry date shown on such entry; (vi) such authorization is operative at the time of transmittal or crediting by Bank as provide herein; (vii) Customer will obtain all consents and authorizations required under the NACHA Rules and shall retain such consents and authorizations for a period not to exceed two
              (2) years after the effective expiration date ; (vii) Customer will give written notice ten (10) business days in advance to Bank for variable debit amounts and billing date changes; and (ix) entries transmitted to Bank by Customer are limited to those types of entries set forth in the Supplement.

4.   The following attachments to the Agreement are deleted in their entirety:

(a)      Corporate Billing Policy dated July 1, 1998; and
(b)      Cash Manager Concentration Module Security Procedures.

         Except as otherwise amended hereby, the Agreement shall remain unchanged.

IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.

ALLSTATE BANK                               ALLSTATE LIFE INSRUANCE COMPANY

By: ___________________________             By: ___________________________

Title: ________________________             Title: ________________________

Date: _________________________             Date: _________________________



ALLSTATE INSURANCE COMPANY                  LINCOLN BENEFIT LIFE COMPANY

By: ___________________________             By: ___________________________

Title: ________________________             Title: ________________________

Date: _________________________             Date: _________________________

AMERICAN HERITAGE LIFE
INSURANCE COMPANY

By: ___________________________

Title: ________________________

Date: _________________________